                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A

                                AMENDMENT NO. 1

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                        Date of Report September 22, 1999


                             VERTEX INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)

        New Jersey                      0-15066                  22-2050350
----------------------------    ------------------------   --------------------------
(State or Other Jurisdiction    (Commission File Number)   (I.R.S. Identification No.)
    of Incorporation)

23 Carol Street
PO Box 996
Clifton, New Jersey                                                 07014
------------------------------------------                --------------------------
(Address of Principal Executive Offices)                          (Zip Code)

Registrant's telephone number, including area code:             (973) 777-3500

    Vertex Industries, Inc. (the "Company"), hereby files this Amendment No. 1 to its Current Report on Form 8-K, filed with the Commission on October 1, 1999, and supplies financial information on Portable Software Solutions Limited, a company organized under the laws of England ("PSS"), and ICS International Aktiengesellschaft Identcode-Systeme, a company organized under the laws of Germany ("ICS"), and pro forma information regarding the Company's acquisition of PSS and ICS on September 27, 1999 and September 22, 1999, respectively.

Item 7. Financial Statements, Pro Forma Financial Information and
        Exhibits

     (a) Financial statements of business acquired
               1. ICS International AG Identcode Systeme
                       Independent Auditors' Report

                       German Consolidated Balance Sheets as of
                            September 30, 1999 and 1998

                       German Consolidated Statements of
                            Income (Loss) for the years ended
                            September 30, 1999 and 1998

                       Notes to German Consolidated Financial
                            Statements

               2. Portable Software Solutions
                       Report of Independent Auditors

                       Combined Balance Sheets as of September
                            30, 1999 and 1998

                       Combined Statements of Operations for the
                            years ended September 30, 1999 and 1998

                       Combined Statements of Stockholders' Equity
                            for the years ended September 30, 1999 and 1998

                       Combined Statements of Cash Flow for the
                            years ended September 30, 1999 and 1998

                       Notes to the Combined Financial Statements

     (b) Pro Forma Financial Information

          The following pro forma financial information is filed as part of this report:

               Pro forma Consolidated Financial Statements of Vertex Industries, Inc,.

               Pro forma Consolidated Balance Sheet - July 31, 1999 (unaudited)

               Pro forma Consolidated Statement of Operations for the year ended July 31, 1999 (unaudited)

               Notes to Pro forma Consolidated Financial Statements

     (c) Exhibits

         23.1 Consent of ATM Consult

         23.2 Consent of Ernst & Young

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders of ICS International AG Identcode-Systeme, Neu-Anspach/Germany and its Subsidiaries

We have audited the German consolidated financial statements of ICS International AG Identcode-Systeme, Neu-Anspach/Germany and its subsidiaries as of September 30, 1999 and 1998, including the related statements of income for the periods then ended and the notes. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the Federal Republic of Germany and in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, based on our audits, the financial statements referred to above present fairly, in all material respects, the financial position of ICS International AG Identcode-Systeme, Neu-Anspach/Germany and its subsidiaries as of September 30, 1999 and 1998, and the net income for periods then ended, in conformity with accounting principles generally accepted in the Federal Republic of Germany.

For the convenience of the reader of the financial statements only, possible US-GAAP differences and its effect on consolidated net income and consolidated shareholders' equity is indicated in the notes to the financial statements.

Eschborn/Taunus/Germany, at December 2, 1999

/s/ ATM Consult GmbH
Wirtschaftsprufungsgesellschaft

      Pokoj
Wirtschaftsprufer

                                                                      Appendix 1
                                                                          Page 1

                     ICS INTERNATIONAL AG IDENTCODE-SYSTEME
                    GERMAN CONSOLIDATED BALANCE SHEETS AS OF
                           SEPTEMBER 30, 1999 AND 1998


      ASSETS
      ------
                                                          Sept. 30, 1999    Sept. 30, 1998
                                                          --------------    --------------
                                                                DM                DM
A.    FIXED ASSETS

        I. Intangible Assets                                175,301.00        127,791.72

       II. Tangible Assets                                  429,593.79        523,140.69

      III. Financial Assets                                  25,800.00         25,800.00
                                                        --------------    --------------
                                                            630,694.79        676,732.41
                                                        --------------    --------------

B.    CURRENT ASSETS

      I.   Inventories
           1.   Work in process                             537,554.84        120,358.00
           2.   Merchandise                               4,127,057.53      4,338,930.75
           3.   Payments on account                          44,466.64         12,800.00
                                                        --------------    --------------
                                                          4,709,079.01      4,472,088.75
                                                        --------------    --------------
      II.  Receivables and Other Assets
           1.   Trade accounts receivable                 4,775,182.15      6,375,208.01
           2.   Receivables due from
                   unconsolidated affiliates                      1.00         10,185.00
           3.   Other assets                                485,981.24        622,930.61
                                                        --------------    --------------
                                                          5,261,164.39      7,008,323.62
                                                        --------------    --------------
      III. Cash on hand, Bank Accounts                      367,081.26        316,190.95
                                                        --------------    --------------
                                                         10,337,324.66     11,796,603.32
                                                        --------------    --------------

C.    PREPAID EXPENSES AND
         DEFERRED CHARGES                                   156,630.48         79,530.43
                                                        --------------    --------------

D.    ACCUMULATED LOSS NOT
        COVERED BY EQUITY                                   568,365.31              0.00
                                                        --------------    --------------
                                                         11,693,015.24     12,552,866.16
                                                        ==============    ==============

                                                                      Appendix 1
                                                                          Page 2

                     ICS INTERNATIONAL AG IDENTCODE-SYSTEME
                    GERMAN CONSOLIDATED BALANCE SHEETS AS OF
                           SEPTEMBER 30, 1999 AND 1998

       LIABILITIES AND SHAREHOLDERS' EQUITY

                                                          Sept. 30, 1999    Sept. 30, 1998
                                                          --------------    --------------
                                                                DM                DM
A.     EQUITY

         I. Subscribed capital                            3,000,700.00      3,000,700.00
        II. Additional paid-in capital                    5,000,000.00      5,000,000.00
       III. Accumulated losses                           -8,564,125.19     -7,187,777.90
        IV. Translation adjustment                           -4,940.12         -4,502.93
         V. Accumulated loss not covered by equity          568,365.31              0.00
                                                        --------------    --------------
                                                                  0.00        808,419.17
                                                        --------------    --------------
 B.     ACCRUALS

            Other accruals                                1,616,720.43      1,276,616.34
                                                        --------------    --------------

C.     LIABILITIES

       1.   Liabilities due to banks                      4,755,531.80      3,706,645.39
       2.   Trade accounts payable                        2,256,260.22      4,333,886.15
       3.   Advances from customers                         839,057.04        676,105.66
       4.   Loan from former shareholder                    700,000.00        550,000.00
       5.   Other liabilities                             1,249,947.70      1,069,194.43
                                                        --------------    --------------
                                                          9,800,796.76     10,335,831.63
                                                        --------------    --------------

D.     DEFERRED INCOME                                      275,498.05        131,999.02
                                                        --------------    --------------
                                                         11,693,015.24     12,552,866.16
                                                        ==============    ==============

                                                                      Appendix 2


           ICS INTERNATIONAL AG IDENTCODE-SYSTEME, NEU-ANSPACH/GERMANY
                 GERMAN CONSOLIDATED STATEMENTS OF INCOME (LOSS)
                 FOR THE YEARS ENDED SEPTEMBER 30, 1999 AND 1998

                                                            Oct. 1, 1998         Oct. 1, 1997
                                                          to Sept. 30, 1999    to Sept. 30, 1998
                                                          -----------------    -----------------
                                                                  DM                 DM
    1. SALES REVENUE                                        33,491,492.22       34,056,064.52
    2. Increase in work in process                             417,196.84            4,416.92
    3. Other operating income                                  759,413.06          803,186.73
                                                          ---------------     ---------------
                                                            34,668,102.12       34,863,668.17
                                                          ---------------     ---------------
    4. Cost of materials and purchased goods                22,146,489.97       20,901,610.66
    5. Personnel expenses                                    7,552,439.35        8,223,773.17
    6. Amortization and depreciation of intangible
       and tangible fixed assets                               294,871.32          310,050.29
    7. Other operating expenses                              5,616,332.19        5,433,721.20
                                                          ---------------     ---------------
                                                            35,610,132.83       34,869,155.32
                                                          ---------------     ---------------
                                                              -942,030.71           -5,487.15
                                                          ---------------     ---------------
    8. Other interest and similar income                         2,079.60           29,151.95
    9. Write-down of financial assets                                0.00         -472,642.54
   10. Interest and similar expenses                          -333,200.24         -270,133.79
                                                          ---------------     ---------------
                                                              -331,120.64         -713,624.38
                                                          ---------------     ---------------
   11. RESULTS FROM ORDINARY OPERATIONS                     -1,273,151.35         -719,111.53
   12. Income Taxes                                              7,932.17           45,699.13
   13. Other taxes                                              95,263.77            3,442.52
                                                          ---------------     ---------------
   14. NET LOSS                                             -1,376,347.29         -768,253.18
   15. Accumulated losses beginning of year                 -7,187,777.90       -6,419,524.72
                                                          ---------------     ---------------
   16. ACCUMULATED LOSSES AT END OF YEAR                    -8,564,125.19       -7,187,777.90
                                                          ===============     ===============

                                                                      Appendix 3

                     ICS INTERNATIONAL AG IDENTCODE-SYSTEME
                               NEU-ANSPACH/GERMANY

          NOTES TO THE GERMAN CONSOLIDATED FINANCIAL STATEMENTS FOR THE
                     YEARS ENDED SEPTEMBER 30, 1999 AND 1998


The German consolidated statements for ICS International AG Identcode-Systeme, Neu-Anspach/Germany (in the following referred to as "ICS AG") and its subsidiaries (referred thereafter as the "ICS Group") were prepared according to the regulations of the German Commercial Code as well as the relevant regulations specified in the German Stock Corporation Law.

The consolidated financial statements of ICS AG include the financial statements of the following companies:

                                                             Ownership
                                                             ---------
                                                                 %
-        ICS International AG Identcode-Systeme,
           Neu-Anspach/Germany (parent company),
-        PSD PrintScan Distributions GmbH,
           Neu-Anspach/Germany,                                 100
-        ICS France Identcode Systems S.A.,
           Guermantes/France,                                   100
-        ICS Identcode Systems Italia S.R.L.,
           Milano/Italy,                                         51
-        Identcode Systems Nederland B.V.,
           Ijsselstein/The Netherlands.                         100


SIGNIFICANT CORPORATE TRANSACTION

On September 22, 1999, Vertex Industries, Inc., Clifton, New Jersey, acquired all of the shares of ICS AG from Mr. Gregor von Opel, Kronberg/Germany through VTX GmbH (an inactive company, formerly named "FMS Goethit Asset Management GmbH"), Dusseldorf/Germany,at a purchase price of DM 9.000.000,00. In connection with the acquisition, Vertex also repaid bank debt in the amount of DM 3.000.000,00. The accompanying financial statements assume the acquisition transaction was completed effective with close of business on September 30, 1999, and reflect the ICS AG historical cost basis of accounting with no adjustment for purchase accounting.

In connection with the purchase of all of the shares of ICS AG, Vertex Industries, Inc. also purchased the previously leased land and the office building of the head office in Neu-Anspach/Germany from Mr. Gregor von Opel through VTX GmbH at a purchase price of DM 3.000.000,00. The land and buildings are not included in the accompanying financial statements because the lease has been accounted for as an operating lease.

                                                                      Appendix 3
                                                                          Page 2

                     ICS INTERNATIONAL AG IDENTCODE-SYSTEME
                               NEU-ANSPACH/GERMANY

          NOTES TO THE GERMAN CONSOLIDATED FINANCIAL STATEMENTS FOR THE
                     YEARS ENDED SEPTEMBER 30, 1999 AND 1998


SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

GENERAL COMMENTS

The financial statements as of September 30, 1998 and 1999, were compiled in accordance with accounting standards generally accepted in the Federal Republic of Germany. Consistent with the previous year, the cost-type format was used for the statement of income (loss).

For the reader's convenience, the disclosures required for specific balance sheet and income statements positions are included in these notes to the financial statements accompanied by additional information.

The financial statements have been prepared on a going-concern basis which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The ICS Group prepares its financial statements on the accrual basis of accounting. Under this method of accounting revenue, is recognized when earned, e.g. when products are shipped and projects are completed, and expenses are recognized when incurred.

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                                                                      Appendix 3
                                                                          Page 3

                     ICS INTERNATIONAL AG IDENTCODE-SYSTEME
                               NEU-ANSPACH/GERMANY

          NOTES TO THE GERMAN CONSOLIDATED FINANCIAL STATEMENTS FOR THE
                     YEARS ENDED SEPTEMBER 30, 1999 AND 1998


ACCOUNTING AND VALUATION METHODS

A summary of significant accounting and valuation methods follows:

Intangible Assets (Software and Licenses) are stated at cost less amortization on a straight-line basis.

Fixed assets are valued at purchase cost, less accumulated depreciation. Depreciation is determined on a straight-line basis taking into account the expected useful life of the related asset. Low-value goods costing up to DM 800,00 (or DM 1.000,00 for the Italian subsidiary) are fully depreciated and treated as disposed in the year when purchased, whereas low-value goods of the German head office purchased up to September 30, 1997 were capitalized and depreciated over their useful lives. Maintenance, repairs and minor renewals are expensed as incurred. When property is disposed of, the related cost and accumulated depreciation is removed from the respective accounts, and any gain or loss is included in income.

Investments are valued at acquisition cost. In the case of an expected diminution of value, extraordinary depreciation to the lower fair value is recognized.

Inventories, EDP-components and merchandise are valued at lower of cost or market, including freight, duty, etc. Cost is determined on the basis of an average or FIFO method. Work in process is valued at direct cost including neccessary overhead and excluding interest and selling expense.

Receivables are valued at nominal value less adequate write-downs. An allowance for doubtful accounts has been set-up which is determined by individually expected loss of receivables, combined with the expected loss of interest.

Accrued expenses were determined on the basis of reasonable business judgment under an appropriate estimation of all prevailing risks at the balance sheet date.

Liabilities are recorded at the amounts to be repaid.

                                                                      Appendix 3
                                                                          Page 4

                     ICS INTERNATIONAL AG IDENTCODE-SYSTEME
                               NEU-ANSPACH/GERMANY

          NOTES TO THE GERMAN CONSOLIDATED FINANCIAL STATEMENTS FOR THE
                     YEARS ENDED SEPTEMBER 30, 1999 AND 1998


CONSOLIDATION POLICIES

A summary of significant consolidation policies follows:

The financial statements of the companies included in the consolidated financial statements were fully consolidated. The investment in consolidated subsidiaries and their share capital is eliminated. Any investment amount in excess of the related share capital of the respective consolidated subsidiary is recorded as an expense, due to the loss history of the subsidiaries, by applying the book value method.

Minority interest receivables are fully provisioned.

The accounts due from or due to consolidated companies are eliminated. Differences arising from that were recorded as expense or income.

The effects of significant intercompany transactions, e.g. sales, purchases and interest, have been eliminated. Unrealized intercompany profits are immaterial.


The Italian subsidiary's statutory year end is December 31. The consolidated balance sheet at September 30, 1999 and 1998 includes the Italian subsidiary's balance sheet as of September 30, 1999 and December 31, 1998, respectively. The consolidated income statement for the years ended September 30, 1999 and 1998 includes the Italian subsidiary's results of operations adjusted to conform to such periods.


Assets and liabilities of the consolidated companies are valued uniformly in accordance with valuation methods in the financial statements of ICS AG.

Assets and liabilities denominated in foreign currencies are translated into Deutsche Marks at the balance sheet date rate, whereas equity positions are translated at historical rates. Differences in amounts arising from the difference in rates are included in a separate component of equity "Translation adjustment". Income statement positions were translated at the approximate yearly average rate.

                                                                      Appendix 3
                                                                          Page 5

                     ICS INTERNATIONAL AG IDENTCODE-SYSTEME
                               NEU-ANSPACH/GERMANY

          NOTES TO THE GERMAN CONSOLIDATED FINANCIAL STATEMENTS FOR THE
                     YEARS ENDED SEPTEMBER 30, 1999 AND 1998


EXPLANATORY COMMENTS WITH RESPECT TO THE BALANCE SHEET

FIXED ASSETS

The development of the specific fixed asset positions is revealed in the analysis of fixed assets, which includes intangible and tangible fixed assets as well as financial assets. See Appendix 3, page 16, development of fixed assets.

Intangible assets include mainly EDP-software for internal operating purposes, such as warehousing, billing, customer ordering, bookkeeping, etc.

EDP-software located in operating departments is amortized over the expected useful life of 3 years, whereas EDP-software for internal bookkeeping purposes is amortized over the expected useful life of 5 years.

For financial reporting purposes, depreciation on tangible assets is computed using the straight-line method. The estimated useful lives are as follows:

     Office furniture and fixtures, warehouse equipment               3 to 10 years
     Transportation equipment                                               5 years
     Low-value equipment
           - purchased since October 1, 1997 (ICS AG only)                  0 years
           - purchased up to September 30, 1997 (ICS AG only)               5 years
           - other                                                          0 years

In the year of acquisition, depreciation is determined with a full annual depreciation if acquired in the first half of the fiscal year. One half of the annual depreciation is recorded if the asset is acquired in the second half of the business year.

                                                                      Appendix 3
                                                                          Page 6

                     ICS INTERNATIONAL AG IDENTCODE-SYSTEME
                               NEU-ANSPACH/GERMANY

          NOTES TO THE GERMAN CONSOLIDATED FINANCIAL STATEMENTS FOR THE
                     YEARS ENDED SEPTEMBER 30, 1999 AND 1998


FINANCIAL ASSETS - INVESTMENTS

ICS AG is shareholder of the following foreign companies which are engaged in a business similar to the Company:

                                         Currency         Common stock      Ownership         %
                                         ------------------------------------------------------
STD Identcode Systems
Limited, North Cheam-
Sutton, Surrey/UK                        GBP              240.000           60.100        25,04


ICS Identifikacni-
Systemy A.S., Prag/
Czech Republic                           Czech crowns     1.000.000         430.000       43,00
                                         (KCS)


Because STD Identcode Systems Limited was not able to pay its current liabilities, it went into bankruptcy in 1998. ICS AG has no control over this subsidiary. Therefore, the subsidiary is fully written off in these financial statements under the equity-method. The total cost of the investment in this subsidiary (DM 696.265,41), which includes DM 260.697,60 investment in capital, DM 315.413,74 short-term loan and DM 120.154,07 trade receivables is written-down to zero in 1997/98. ICS AG has guaranteed no liabilities of ICS Identcode-Systems GB Limited other than a guarantee of Merck Finck & Co. to Barclays Bank, UK in favour of ICS UK amounting to GBP 42.000, which was fully charged to ICS AG in 1997/98. There is no net income to disclose for the English company.

ICS AG holds 43 % of the shares of ICS Identifikacni-Systemy A.S. The investment in this subsidiary is DM 35.985,30, which includes the investment in capital of DM 25.800,00 and trade receivables of DM 10.185,30, and which is recorded at cost less provision for doubtful accounts due to immateriality. The net income of the Czech company is approximately DM 60.000 for the business year 1998.


ACCOUNTS RECEIVABLE

All accounts receivable are due within one year.

                                                                      Appendix 3
                                                                          Page 7

                     ICS INTERNATIONAL AG IDENTCODE-SYSTEME
                               NEU-ANSPACH/GERMANY

          NOTES TO THE GERMAN CONSOLIDATED FINANCIAL STATEMENTS FOR THE
                     YEARS ENDED SEPTEMBER 30, 1999 AND 1998


TRADE ACCOUNTS RECEIVABLES

There is a so-called global silent cession (which is similar to a pledge of assets) of all trade receivables of ICS AG with customer names beginning with letters A through K to Dresdner Bank AG, Bad Homburg v.d.H./Germany. There is another global silent cession of all trade receivables with customer names beginning with letters L through Z to Nassauische Sparkasse, Niederlassung Hochtaunus, Bad Homburg v.d.H./Germany. A further cession of trade receivables was granted to Banco Ambrosiano and Credito Carugate amounting to DM 138.000 at September 30, 1999.


SUBSCRIBED CAPITAL

The authorized, issued, outstanding and fully paid-in share capital (common stock) of ICS AG consists of the following shares:

                Number
                  of                                  Total amount
                shares             Par value          at par value
               --------           -----------        ---------------
                                      DM                    DM
                24.340                 5,00              121.700,00
                 2.879             1.000,00            2.879.000,00
                ------                                 ------------
                27.219                                 3.000.700,00
                ======                                 ============

Sole shareholder is Vertex Industries, Inc., Clifton, New Jersey, who acquired all ICS AG shares through VTX GmbH, Dusseldorf/Germany, from Mr. Gregor von Opel, Kronberg/Germany, effective September 22, 1999. As previously noted, the accompanying financial statements assume the transaction closed on September 30, 1999 and reflects ICS AG historical cost basis of accounting with no adjustments for purchase business accounting.


ADDITIONAL PAID-IN CAPITAL

To strengthen the financial basis of ICS AG, Mr. Gregor von Opel paid DM
5.000.000 to the Company during previous years. At the end of business year 1998/99 Vertex Industries, Inc. paid to ICS AG DM 3.000.000 used to paydown certain bank debt which will be recorded as additional paid-in capital after September 30, 1999, since this transaction is considered post-acquisition event.

                                                                      Appendix 3
                                                                          Page 8

                     ICS INTERNATIONAL AG IDENTCODE-SYSTEME
                               NEU-ANSPACH/GERMANY

          NOTES TO THE GERMAN CONSOLIDATED FINANCIAL STATEMENTS FOR THE
                     YEARS ENDED SEPTEMBER 30, 1999 AND 1998


MINORITY INTEREST

ICS AG holds 51 % of the shares of ICS Identcode Systems Italia S.R.L., Milan/Italy. The remaining 49 % are held by Mr. Vieider, an Italian citizen. Due to the negative shareholders` equity of ICS Identcode Systems Italia S.R.L., there is a minority interest receivable due from Mr. Vieider. This minority interest receivable amounts to DM 500.771 at September 30, 1999 (DM 53.902 at September 30, 1998) and is fully provisioned.


OTHER ACCRUALS

Other accruals were primarily made for Christmas bonuses, vacation claims and bonuses, warranties, outstanding supplier invoices, commissions and additional payroll taxes and social security contributions.


LIABILITIES

All liabilities are due within one year.


BANK LIABILITIES

The bank balance at Banco Ambrosiano and Credito Carugate is secured by a guarantee of LIT 3.000.000 from the minority shareholder and by silent cession of Italy trade receivables (LIT 136.000.000).

During 1998 and up to a few days before September 30, 1999, Dresdner Bank AG had a guarantee of DM 500.000 and a declaration from the sole former shareholder, Mr. Gregor von Opel, to keep the shareholders' equity at a defined level together with a global silent cession (similar to a pledge of assets) of all trade receivables due from customers with the names beginning with letters A through K as security. Nassauische Sparkasse had similar securities, the guarantee being limited to DM 1.500.000 and the global silent cession of all trade receivables being limited to customer names beginning with letters L through Z.

At about September 22/23, 1999, the new shareholder, Vertex Industries, Inc., paid DM 1.500.000,00 to each of the two banks in order to have the banks release the previous shareholder out of the guarantees. These respective payments of DM 1.500.000,00 each will be recorded as additional paid-in capital within equity after September 30, 1999, since this transaction is considered post-acquisition event.

                                                                      Appendix 3
                                                                          Page 9

                     ICS INTERNATIONAL AG IDENTCODE-SYSTEME
                               NEU-ANSPACH/GERMANY

          NOTES TO THE GERMAN CONSOLIDATED FINANCIAL STATEMENTS FOR THE
                     YEARS ENDED SEPTEMBER 30, 1999 AND 1998


COMMITMENTS AND CONTINGENT LIABILITIES

ICS Group leases its office and warehouse locations for the head office, the German branches and the foreign subsidiaries under short- and medium-term lease agreements. The rental contracts of the foreign consolidated subsidiaries and most of the German branches can be terminated within one year. The rental contract for the head office has a lease term until the year 2004. There is an automatic extension of the lease term of up to five years, if no cancellation notice is given by ICS AG.

At September 30, 1999 and 1998, the future minimum lease payments for office and warehouse locations are as follows:

                                                  9-30-1999            9-30-1998
                                                 -----------          -----------
                                                     DM                   DM
     Year ending September 30,
                    - 1999                            - -              373.364
                    - 2000                        420.396              373.364
                    - 2001                        327.617              307.961
                    - 2002                        303.276              300.000
                    - 2003                        300.000              300.000
                    - 2004                        300.000              300.000
                    - 2005                         75.000               75.000
                                             ------------         ------------
                                                1,726,289            2,029,689
                                             ============         ============

The lease contract for the main office building in Neu-Anspach/Germany has been recently negotiated with the new owner VTX GmbH. From October 1, 1999, the monthly rent has been set at DM 15.000 for a lease term of five years.

                                                                      Appendix 3
                                                                         Page 10

                     ICS INTERNATIONAL AG IDENTCODE-SYSTEME
                               NEU-ANSPACH/GERMANY

          NOTES TO THE GERMAN CONSOLIDATED FINANCIAL STATEMENTS FOR THE
                     YEARS ENDED SEPTEMBER 30, 1999 AND 1998


There are also non-cancelable lease agreements related to office equipment and cars. The future minimum payments during the non-cancelable lease terms are as follows:

                                                 9-30-1999            9-30-1998
                                                -----------          -----------
                                                    DM                    DM
     Cars, office and other equipment:
     Year ending September 30,
                    - 1999                              -              224.547
                    - 2000                        291.779              144.675
                    - 2001                        170.829               55.566
                    - 2002                         50.176               15.701
                    - 2003                          9.278                  831
                    - 2004                          3.496                    -
                    and thereafter                  5.650                    -
                                                ---------            ---------
                                                  531,208              441,320
                                                =========            =========

                                                                      Appendix 3
                                                                         Page 11

                     ICS INTERNATIONAL AG IDENTCODE-SYSTEME
                               NEU-ANSPACH/GERMANY

          NOTES TO THE GERMAN CONSOLIDATED FINANCIAL STATEMENTS FOR THE
                     YEARS ENDED SEPTEMBER 30, 1999 AND 1998



EXPLANATORY COMMENTS WITH RESPECT TO THE
STATEMENT OF INCOME (LOSS)

SALES REVENUES

Sales revenues are analyzed according to the sales statistics of ICS AG as follows:

                                                       9-30-1999            9-30-1998
                                                      -----------          -----------
                                                          DM                    DM
     ICS-Germany
          Hardware revenue                            7.830.097,25         8.221.032,67
          Stationary supply                           6.963.817,03         7.544.347,71
          Software packages                             658.489,33         1.054.165,69
          Software development projects               1.330.090,20         2.612.088,00
          Maintenance and repairs, support            2.303.696,37         2.709.365,00
          Other sales revenue                           729.734,10            33.655,00
          Sales discounts                              -197.247,44         - 226.450,95
                                                    --------------       --------------
                                                     19.618.676,84        21.948.203,12
     The Netherlands
          Sales revenue                               2.401.876,97         2.646.770,01
     France
          Sales revenue                               2.588.430,04         2.272.931,23
     Italy
          Sales revenue                               3.521.591,08         3.805.383,95
     PSD-Germany
          Sales revenue                               5.360.917,29         3.382.776,21
                                                    --------------       --------------
                                                     33.491.492,22        34.056.064,52
                                                    ==============       ==============

                                                                      Appendix 3
                                                                         Page 12

                     ICS INTERNATIONAL AG IDENTCODE-SYSTEME
                               NEU-ANSPACH/GERMANY

          NOTES TO THE GERMAN CONSOLIDATED FINANCIAL STATEMENTS FOR THE
                     YEARS ENDED SEPTEMBER 30, 1999 AND 1998


OTHER OPERATING INCOME


Other operating income consists primarily of the following items:

                                                     9-30-1999            9-30-1998
                                                    -----------          -----------
                                                        DM                    DM
     ICS Germany
          Foreign currency gains                     290.654,24           425.579,27
          Receipts on written-down receivables        57.861,54            14.375,64
          Income from reversal of accruals            60.645,63             2.118,00
     France
          Primarily foreign currency gains            19.246,90            10.056,84
     Italy
          Primarily foreign currency gains            20.506,07            23.914,84
     PSD-Germany
          Primarily foreign currency gains            17.709,89            28.997,00

                                                                      Appendix 3
                                                                         Page 13

                     ICS INTERNATIONAL AG IDENTCODE-SYSTEME
                               NEU-ANSPACH/GERMANY

          NOTES TO THE GERMAN CONSOLIDATED FINANCIAL STATEMENTS FOR THE
                     YEARS ENDED SEPTEMBER 30, 1999 AND 1998


OTHER OPERATING EXPENSES

Other operating expenses consist of rental and leasing expenses for office buildings and warehouses, maintenance and repairs, general and administrative expenses, selling expenses and other.

Within general and administrative expenses the following items are of a non-operating nature:

                                                   9-30-1999            9-30-1998
                                                  -----------          -----------
                                                       DM                   DM
     ICS Germany
          Foreign exchange losses                  275.730,91           312.167,64
     France
          Primarily foreign exchange losses         15.435,92             8.460,45
     Italy
          Primarily foreign exchange losses          5.914,24             9.020,83
     PSD-Germany
          Primarily foreign exchange losses         82.652,80                 0,00

                                                                      Appendix 3
                                                                         Page 14

                     ICS INTERNATIONAL AG IDENTCODE-SYSTEME
                               NEU-ANSPACH/GERMANY

          NOTES TO THE GERMAN CONSOLIDATED FINANCIAL STATEMENTS FOR THE
                     YEARS ENDED SEPTEMBER 30, 1999 AND 1998


ADDITIONAL INFORMATION

SUPERVISORY BOARD

The following individuals were assigned as supervisory board member during 1998/99:

        Mr. Gregor von Opel, Kronberg/Taunus
        Mr. Albert Keck (chairman), Eschborn/Taunus
        Mr. Otto Leistner, Schmitten/Taunus


MANAGEMENT BOARD

The following individuals were assigned as members of the management board during 1998/99:

        Mr. Adrian Scott Thomas, Usingen (dismissed at March 10, 1999)
        Mr. Ludger Lappenkueper, Roedermark (dismissed at September 30, 1998) Mr. Siegfried Lemke, Buettelborn (assigned at March 10, 1999)
        Mr. Joerg Killer, Offenbach/Main (assigned at March 10, dismissed at
            July 16, 1999)


TOTAL REMUNERATION FOR THE MANAGEMENT

For the fiscal year 1998/99, management remuneration amounted to DM 117.931,00 (1997/98: DM 736.900,00).


EMPLOYEES

The average number of employees working for ICS Group during 1998/99 was 83 (1997/98: 74).


GROUP POSITION

These consolidated financial statements will be included in the consolidated financial statements of Vertex Industries, Inc., Clifton/New Jersey, at the highest group level, which are available there.

                                                                      Appendix 3
                                                                         Page 15

                     ICS INTERNATIONAL AG IDENTCODE-SYSTEME
                               NEU-ANSPACH/GERMANY

          NOTES TO THE GERMAN CONSOLIDATED FINANCIAL STATEMENTS FOR THE
                     YEARS ENDED SEPTEMBER 30, 1999 AND 1998


US-GAAP CONSIDERATIONS

US-GAAP DIFFERENCES

The ICS Group consolidated financial statements comply with General Accepted Accounting Principles in the Federal Republic of Germany, which differ in certain respects from US-GAAP. Possible differences that may affect the consolidated net income and stockholders` equity are considered to be immaterial, except for the item stated below:

Under German GAAP the future tax benefit from application of income tax loss carry forward is not allowed to be recorded, whereas US GAAP requires such recognition. The tax benefit from the loss carry forward was determined by ICS Group management to amount to DM 2.879.400 (gross) based on a corporate income tax rate of 30 % (in case of full distribution of future earnings) and based on a trade tax on income rate of 15 %. Due to the past loss history , which does not allow reasonable estimates for future earnings, a valuation allowance of 100 % was taken into account, because significant portions of the tax benefit may result from the application of tax losses in very far future years. The valuation allowance also takes into account effects which may arise from downward adjustments to future expected profits and from the expected change in tax rates and the German tax system in the future (Unternehmenssteuerreform). Therefore, for US-GAAP purposes, ICS AG management decided not to record the tax benefit from the application of tax loss carry forwards to future earnings.


Neu-Anspach/Germany, at December 1, 1999


ICS International AG Identcode-Systeme


     /s/ Siegfried Lemke
----------------------------------
         Siegfried Lemke

                                                                      Appendix 3
                                                                         Page 16


                                           ANALYSIS OF FIXED ASSETS
                                     FOR THE YEAR ENDING SEPTEMBER 30, 1999

                                                    ACQUISITION COST

                                   Balance as of   Additions   Disposals   Balance as of
                                    Oct. 1, 1998                          Sept. 30, 1999
                                   ------------------------------------------------------
                                         DM           DM           DM           DM
I.   Intangible Assets

     EDP-Software                      483,693.63  104,393.82   256,510.94    331,576.51
                                   ------------------------------------------------------

II.  Tangible Assets

     Other Equipment, operational
     and office equipment

a)   Other Equipment, operational
     and office equipment            1,231,912.84  123,925.71   119,066.55  1,236,772.00
b)   Automobiles and transportation    125,036.79        0.00         0.00    125,036.79
c)   Low value goods                   188,170.94   39,394.89    39,394.89    188,170.94
                                   ------------------------------------------------------

                                     1,545,120.57  163,320.60   158,461.44  1,549,979.73
                                   ------------------------------------------------------

III. Financial Assets

     Investments in unconsolidated
     affiliates

a)   ICS Identcode Systems Limited
     North Cheam-Sutton,
     Surrey/England                    260,697.60        0.00         0.00    260,697.60

b)   ICS Identifikacni-Systemy AS
     Prag/Czech Republic                25,800.00        0.00         0.00     25,800.00
                                   ------------------------------------------------------
                                       286,497.60        0.00         0.00    286,497.60
                                   ------------------------------------------------------
                                     2,315,311.80  267,714.42   414,972.38  2,168,053.84
                                   ======================================================




                                        ACCUMULATED DEPRECIATION                                        NET BOOK VALUE

                                   Balance as of  Depreciation    Disposals  Balance as of
                                   Oct. 1, 1998                               Sept. 30, 1999      Sept. 30 1999, Sept. 30, 1998
                                   -----------------------------------------------------------  -------------- ---------------
                                        DM             DM            DM           DM                 DM              DM
I.   Intangible Assets

     EDP-Software                     355,901.91       46,846.42  246,472.82    156,275.51         175,301.00      127,791.72
                                   --------------------------------------------------------     -------------- ---------------

II.  Tangible Assets

     Other Equipment, operational
     and office equipment

a)   Other Equipment, operational
     and office equipment             808,889.73      162,940.13  110,223.96    861,605.90         375,166.10      423,023.11
b)   Automobiles and transportation    61,905.21       20,782.67        0.00     82,687.88          42,348.91       63,131.58
c)   Low value goods                  151,184.94       64,302.11   39,394.89    176,092.16          12,078.78       36,986.00
                                   --------------------------------------------------------     -------------- ---------------

                                    1,021,979.88      248,024.91  149,618.85  1,120,385.94         429,593.79      523,140.69
                                   --------------------------------------------------------     -------------- ---------------

III. Financial Assets

     Investments in unconsolidated
     affiliates

a)   ICS Identcode Systems Limited
     North Cheam-Sutton,
     Surrey/England                   260,697.60            0.00        0.00    260,697.60               0.00            0.00

b)   ICS Identifikacni-Systemy AS
     Prag/Czech Republic                    0.00            0.00        0.00          0.00          25,800.00       25,800.00
                                   --------------------------------------------------------     -------------- ---------------
                                      260,697.60            0.00        0.00    260,697.60          25,800.00       25,800.00
                                   --------------------------------------------------------     -------------- ---------------
                                    1,638,579.39      294,871.33  396,091.67  1,537,359.05         630,694.79      676,732.41
                                   ========================================================     ============== ===============

                         REPORT OF INDEPENDENT AUDITORS



TO THE BOARD OF DIRECTORS AND SHAREHOLDERS OF
   PORTABLE SOFTWARE SOLUTIONS - COMBINED



We have audited the accompanying combined balance sheets of Portable Software Solutions Limited, its subsidiaries and associates as of September 30, 1998 and 1999 and the related combined statements of income and changes in stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of Portable Software Solutions Limited, its subsidiaries and associates at September 30, 1998 and 1999 and the combined results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.



/s/ Ernst & Young

Reading, England

December 2, 1999

PORTABLE SOFTWARE SOLUTIONS - COMBINED

--------------------------------------------------------------------------------

COMBINED BALANCE SHEETS

                                                             SEPTEMBER 30,
                                                        -----------------------
                                                        1998             1999
                                                        ----             ----
ASSETS                                                    Stg'L'         Stg'L'
Current assets
Cash                                                    986,301       1,709,008
Accounts receivable                                     551,154       1,219,808
Inventories (note 2)                                     91,627          77,066
Prepaid expenses and other current assets               121,416         127,087
                                                      ---------       ---------
     Total current assets                             1,750,498       3,132,969
Property and equipment, net (note 3)                    475,856         395,001
                                                      ---------       ---------
     Total assets                                     2,226,354       3,527,970
                                                      =========       =========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
Accounts payable                                        219,460         384,187
Accrued payables (note 6)                               337,999         329,116
Deferred income                                         550,685       1,307,062
Capital lease obligations                                71,900          96,524
                                                      ---------       ---------
                                                      1,180,044       2,116,889
                                                      ---------       ---------
Long-term liabilities
Capital lease obligations                               158,872         129,445
Government grants and related loans (note 9)             49,876          90,488
                                                      ---------       ---------
                                                        208,748         219,933
                                                      ---------       ---------
Stockholders' equity
Common stock:
   Issued and outstanding:
      At September 30, 1998 and 1999 (note 7)            25,340          25,340
Retained earnings                                       606,232       1,149,204
Capital reserve                                         164,822         164,822
Cumulative translation adjustment                        41,168        (148,218)
                                                      ---------       ---------
     Total stockholders' equity                         837,562       1,191,148
                                                      ---------       ---------
     Total liabilities and shareholders' equity       2,226,354       3,527,970
                                                      =========       =========

                   See notes to combined financial statements

PORTABLE SOFTWARE SOLUTIONS - COMBINED

--------------------------------------------------------------------------------

COMBINED STATEMENTS OF OPERATIONS

                                                             SEPTEMBER 30,
                                                        ---------------------
                                                        1998             1999
                                                        ----             ----
                                                        Stg'L'           Stg'L'
Net revenue - continuing activities                   2,414,281        6,069,981
Cost of revenue                                         664,264        2,261,319
                                                      ---------        ---------
Gross margin                                          1,750,017        3,808,662
                                                      ---------        ---------

Operating expenses:
   Distribution costs                                   220,348          226,346
   Administrative expenses                            1,044,803          943,560
   Staff costs                                        1,397,383        1,965,813
                                                      ---------        ---------
     Total operating expenses                         2,662,534        3,135,719
                                                      ---------        ---------
(Loss) income from operations                          (912,517)         672,943

Interest receivable and similar income                   50,370           36,620
Interest payable                                        (15,358)         (22,392)
                                                      ---------        ---------
(Loss) income before provision for income taxes        (877,505)         687,171

Provision for income taxes (note 5)                     (32,776)        (104,914)
                                                      ---------        ---------

Net (loss) income                                      (910,281)         582,257
                                                      =========        =========


                   See notes to combined financial statements

PORTABLE SOFTWARE SOLUTIONS - COMBINED

--------------------------------------------------------------------------------

COMBINED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

                                                      STOCKHOLDERS' EQUITY
                                    ---------------------------------------------------------
                                                                 Cumulative                      Total stock-
                                      Common        Retained    translation           Capital        holders'
                                       stock        earnings     adjustment           reserve          equity
                                       -----        --------     ----------           -------          ------
                                       Stg'L'          Stg'L'        Stg'L'             Stg'L'         Stg'L'
Balance at October 1, 1997            25,340       1,534,161        (33,541)          162,359       1,688,319
Net loss                                   -        (910,281)              -                -        (910,281)
Exchange gain                              -               -         74,709                 -          74,709
Dividends paid                             -         (15,185)             -                 -         (15,185)
Transfer to capital reserve                -          (2,463)             -             2,463               -
                                      ------       ---------       --------           -------       ---------
Balance at September 30,
   1998                               25,340         606,232         41,168           164,822         837,562
                                      ======       =========       ========           =======       =========


Balance at October 1, 1998            25,340         606,232         41,168           164,822         837,562
Net income                                 -         582,257              -                 -         582,257
Exchange loss                              -               -       (189,386)                -        (189,386)
Dividends paid                             -         (39,285)             -                 -         (39,285)
                                      ------       ---------       --------           -------       ---------
Balance at September 30,
   1999                               25,340       1,149,204       (148,218)          164,822       1,191,148
                                      ======       =========       ========           =======       =========


                   See notes to combined financial statements

PORTABLE SOFTWARE SOLUTIONS - COMBINED

--------------------------------------------------------------------------------

COMBINED STATEMENTS OF CASH FLOW

                                                                         YEAR ENDED SEPTEMBER 30,
                                                                        --------------------------
                                                                          1998            1999
                                                                          ----            ----
                                                                          Stg'L'         Stg'L'
Operating activities
Net (loss) income                                                       (910,281)        582,257
Adjustments to reconcile net income (loss) to net
   cash used in operating activities:
      Depreciation and amortisation                                       93,244         109,591
      Effect of changes in foreign currency exchange rates               (32,960)        (84,196)
      Loss on disposal of tangible fixed assets                            5,059          18,387
      Changes in operating assets and liabilities:
         Trade receivables                                               728,366        (668,654)
         Inventories                                                      (3,513)         14,561
         Prepaid expenses and other current assets                       (21,879)         (5,671)
         Trade payables and accrued payables                            (199,827)        155,844
         Deferred revenues                                                59,602         756,377
                                                                       ---------         -------

Net cash provided by (used in) operating activities                     (282,189)        878,496
                                                                       ---------         -------

Investing activities
Acquisition of tangible fixed assets                                      (8,062)       (38,371)
Capital funding received                                                  49,876         40,612
                                                                       ---------       --------

Net cash provided by investing activities                                 41,814          2,241
                                                                       ---------       --------

Financing activities
Dividends paid                                                           (15,185)       (39,285)
Principal payments on capital leases                                     (76,776)       (89,880)
                                                                       ---------       ---------

Net cash used in financing activities                                    (91,961)      (129,165)
                                                                       ---------       ---------

Net increase (decrease) in cash                                         (332,336)        751,572
Effect of exchange rate on cash                                           (6,974)        (28,865)
Cash at beginning of period                                            1,325,611         986,301
                                                                       ---------       ---------

Cash at end of period                                                    986,301       1,709,008
                                                                       =========       =========

Supplemental disclosure of cash flow information
Interest paid                                                              1,412           1,207
                                                                       =========         =======

Taxes paid                                                                62,235          95,946
                                                                       =========         =======

PORTABLE SOFTWARE SOLUTIONS - COMBINED

--------------------------------------------------------------------------------

NOTES TO THE COMBINED FINANCIAL STATEMENTS

SEPTEMBER 30, 1999

1.   ORGANISATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a)  Organisation
     The combined group is made up of the following companies:

                                                                      Country of
      Company                                                        incorporation
      Portable Software Solutions Limited                           United Kingdom
      Portable Software Solutions Maintenance Limited               United Kingdom
      Portable Software Solutions (Ireland) Limited                     Ireland
      Portable Software Solutions (Manufacturing) Limited               Ireland
      Trend Investments Limited                                         Ireland
      Portable Software Solutions Inc.                         United States of America

     Portable Software Solutions (Ireland) Limited, Portable Software Solutions (Manufacturing) Limited and Portable Software Solutions Inc. are 100% subsidiaries of Portable Software Solutions Limited. Portable Software Solutions Maintenance Limited, Portable Software Solutions Limited and Trend Investments Limited are under common ownership.


     The group is a systems solutions provider in the hand-held computer market place.

     The company supplies total systems using hand-held, notebook, palm-top and pen and display computers linked to sophisticated PC-networked communication controllers and/or integration with clients' existing mini-computer and main-frame database systems. The company also provides related development and professional services, including support, project management, implementation and training services.

(b)  Use of estimates
     The preparation of financial statements requires management to make estimates and assumptions that affect the amounts reported in the financial statements and the accompanying notes. Actual results could differ from those estimates.

(c)  Basis of presentation and principles of combination
     The accompanying combined financial statements are prepared in accordance with generally accepted accounting principles in the United States of America and include the company, its wholly-owned subsidiaries and its related subsidiaries.

(d)  Foreign currency translation
     Sterling (Stg'L') is the functional currency of the companies incorporated in the United Kingdom. The Irish pound (IR'L') is the functional currency of the companies incorporated in Ireland and the US dollar (US$) is the functional currency of the company incorporated in the United States of America.

     Transaction gains or losses arising on changes in the exchange rates between functional currencies and foreign currencies are included in net income (loss) for the year.

     The results, assets and liabilities of all the group companies are translated into sterling, the reporting currency, at the exchange rate ruling at the balance sheet date. Translation adjustments arising are reported as a component of shareholders' equity.

PORTABLE SOFTWARE SOLUTIONS - COMBINED

--------------------------------------------------------------------------------

NOTES TO THE COMBINED FINANCIAL STATEMENTS

SEPTEMBER 30, 1999 (CONTINUED)


1.   ORGANISATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
     (Continued)

(e)  Revenue recognition
     The group's revenue is derived from the sale of hand-held computer systems, maintenance, training and related services. For 1999, the group followed the revenue recognition criteria of Statement of Position 97-2 ("SOP 97-2") issued by the Accounting Standards Executive Committee of the American Institute of Certified Public Accountants.

     The group recognised professional service revenue when earned and recognised technical support revenue rateably over the term of the maintenance agreement, generally twelve months.

     Where the professional services relate to arrangements requiring significant production, modification or customisation of software, and the service element does not meet the criteria for separate accounting, the entire arrangement, including the software element, is accounted for in conformity with the percentage-of-completion contract accounting method. Percentage-of-completion is generally measured using input measures, primarily labour costs where such costs indicated progress to completion.

(f)  Cost of revenue
     Cost of revenue includes the costs of products, the hardware costs associated with the contract and also materials (such as diskettes, packaging and documentation).

(g)  Research and development
     Research and development expenditures are generally charged to operations as incurred. Statement of Financial Accounting Standard Number 86, "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed", requires capitalisation of certain software development costs subsequent to the establishment of technological feasibility. Based on the group's product development process, technological feasibility is established upon completion of a working model. Development costs incurred by the group between completion of the working model and the point at which the product is ready for general release have been insignificant. Through September 30, 1999, all research and development costs have been expensed.

(h)  Property and equipment
     Property and equipment is stated at cost. Depreciation and amortisation are computed using the straight line method over the estimated useful lives of the assets as follows:

           Office equipment                                  7 years
           Fixtures and fittings (owned and leased)          7 years
           Computer accessories                              4 years
           Motor vehicles (owned and leased)                 4 years
           Leased computer equipment                         7 years

(i)  Inventories
     Inventories are stated at the lower of cost and net realisable value.

PORTABLE SOFTWARE SOLUTIONS - COMBINED

--------------------------------------------------------------------------------

NOTES TO THE COMBINED FINANCIAL STATEMENTS

SEPTEMBER 30, 1999 (CONTINUED)


1.   ORGANISATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
     (Continued)

(j)  Deferred taxation
     The group uses the liability method in accounting for income taxes. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws which will be in effect when the differences are expected to reverse.

(k)  Grants
     Capital grants received and receivable are treated as deferred credits and are released to income over the lives of the fixed assets to which they relate.

     Other grants are credited to income in the year in which the related expenditure is incurred.

(l)  Leased assets
     Assets held under leasing arrangements that transfer substantially all the risks and rewards of ownership to the company are capitalised. The capital element of the related rental obligations is included in creditors. Leasing charges under capital leases are charged to revenue so as to produce a constant periodic rate of charge on the net obligation outstanding in each year.

     Rentals in respect of all other leases are charged against income on a straight line basis over the lease term.

(m)  Recent accounting pronouncements
     In 1998, the American Institute of Certified Public Accountants issued Statement of Position 98-9, "Modification of SOP 97-2 Software Revenue Recognition, With Respect to Certain Transactions". The SOP requires recognition of revenue using the residual method, if vendor-specific objective evidence of fair value is not available. SOP 98-9 is effective on December 15, 1998 and amends SOP 98-4, "Deferral of the Effective Date of a Provision of SOP 97-2, Software Revenue Recognition", to extend the deferral of the application of certain requirements of SOP 97-2 provided by SOP 98-4 through fiscal years beginning on or before March 15, 1999. The company believes that the adoption of this amended accounting standard will not have a material impact on the company's financial statements. All other provisions of this SOP are effective for transactions entered into in fiscal years beginning on or after March 15, 1999.

     In 1998, the American Institute of Certified Public Accountants issued Statement of Position 98-1, "Accounting for Computer Software Developed for or Obtained for Internal Use". SOP 98-1 applies to all non-governmental entities and provides revised guidance for the accounting treatment for software which is internally developed, acquired or modified solely to meet the entity's internal needs. The company has not yet adopted SOP 98-1. The company believes that SOP 98-1 will not have a material effect on the company's financial statements or operating results.

PORTABLE SOFTWARE SOLUTIONS - COMBINED

--------------------------------------------------------------------------------

NOTES TO THE COMBINED FINANCIAL STATEMENTS

SEPTEMBER 30, 1999 (CONTINUED)


2.   INVENTORIES

                                                                     1998          1999
                                                                     Stg'L'       Stg'L'

         Finished goods and goods for resale                        91,627        77,066
                                                                    ======        ======


3.   PROPERTY AND EQUIPMENT

                                                                     1998          1999
                                                                    Stg'L'        Stg'L'

         Property and equipment consist of the following:

         Property and equipment
         Office equipment                                          312,290       228,920
         Fixtures and fittings                                     140,395       140,583
         Computer accessories                                        8,159        32,639
         Motor vehicles                                             43,594        34,467
                                                                   -------       -------

         Total                                                     504,438       436,609

         Less: Accumulated depreciation and amortisation           263,660       262,798
                                                                   -------       -------

         Net property and equipment                                240,778       173,811
                                                                   -------       -------

         Property and equipment held under capital leases
         Fixtures and fittings                                      63,011        60,982
         Motor vehicles                                            159,134       196,752
         Computer accessories                                       24,708        28,122
         Office equipment                                           86,616       114,874
                                                                   -------       -------

         Total                                                     333,469       400,730

         Less: Accumulated depreciation and amortisation            98,391       179,540
                                                                   -------       -------

         Net property and equipment held under capital leases      235,078       221,190
                                                                   -------       -------

         Net property, equipment and capital leases                475,856       395,001
                                                                   =======       =======

PORTABLE SOFTWARE SOLUTIONS - COMBINED

--------------------------------------------------------------------------------

NOTES TO THE COMBINED FINANCIAL STATEMENTS

SEPTEMBER 30, 1999 (CONTINUED)


4.   CAPITAL LEASES

     The following is a schedule by year of future minimum lease payments under capital leases, together with the present value of the net minimum lease payments as of September 30, 1999:

                                                              Stg'L'
         Year ending September 30, 2000                      117,954
         Year ending September 30, 2001                       92,098
         Year ending September 30, 2002                       51,690
         Year ending September 30, 2003                       11,178
                                                             -------

         Total minimum lease payments                        272,919

         Less: Amount representing interest                  (46,950)

                                                             -------

         Present value of net minimum lease payments         225,969
                                                             =======

     The current portion and non-current portion of present value of net minimum lease payments as of September 30, 1999 was Stg'L'96,524 and Stg'L'129,445, respectively.

5.   INCOME TAXES

                                                                            1998              1999
                                                                           Stg'L'            Stg'L'
         The provision for income taxes consists of the following:

         Current
         United Kingdom                                                   32,776            35,347
         Ireland                                                               -            69,567

                                                                         -------           -------

         Total provision for income taxes                                 32,776           104,914
                                                                         =======           =======

     The are no material differences in the provision for income taxes from the amount computed by applying the statutory income tax rate to income before taxes.

PORTABLE SOFTWARE SOLUTIONS - COMBINED

--------------------------------------------------------------------------------

NOTES TO THE COMBINED FINANCIAL STATEMENTS

SEPTEMBER 30, 1999 (CONTINUED)


6.   ACCRUED PAYABLES

                                                                 1998          1999
                                                                Stg'L'        Stg'L'
         Accrued expenses and other liabilities consist of
            the following:

         Professional fees                                      64,280        39,231
         Salary                                                 11,506        23,904
         Expense accruals                                       92,955        67,470
         Corporation tax                                        30,828        62,135
         Sales taxes                                           138,430        83,507
         Income tax                                                  -        52,869
                                                               -------       -------
                                                               337,999       329,116
                                                               =======       =======


7.   STOCKHOLDER'S EQUITY

     The authorised and issued common stock of the group companies, as disclosed in the combined balance sheets, are as follows:

                                                                          Number     Number
                                                                      Authorised     Issued
         Portable Software Solutions Limited
         - Common stock of Stg'L'0.10 each                               300,000    251,000
                                                                         =======    =======

         Portable Software Solutions Maintenance Limited
         - Common stock of Stg'L'1 each                                  100,000        200
                                                                         =======       ====

         Trend Investments Limited
         - A Ordinary shares of Stg'L'0.20 each                          200,000         85
         - B Ordinary shares of Stg'L'0.20 each                          200,000         85
         - C Ordinary shares of Stg'L'0.20 each                          100,000         30
                                                                         =======       ====


8.   SEGMENTAL INFORMATION

     The company has adopted Statement of Financial Accounting Standards Number 131, "Disclosures About Segments of an Enterprise and Related Information", ("FAS 131") in the fiscal year ended September 30, 1999. FAS 131 supersedes Statement of Financial Accounting Standards Number 14, "Financial Reporting for Segments of a Business Enterprise" ("FAS 14"). FAS 131 changes current practice under FAS 14 by establishing a new framework for reporting information regarding operating segments in annual financial statements and requires selected information for these segments in interim financial statements. FAS 131 also establishes standards for related disclosures about products and services and geographic areas.

PORTABLE SOFTWARE SOLUTIONS - COMBINED

--------------------------------------------------------------------------------

NOTES TO THE COMBINED FINANCIAL STATEMENTS

SEPTEMBER 30, 1999 (CONTINUED)


8.   SEGMENTAL INFORMATION (Continued)

     Operating segments are identified as components of an enterprise about which separate discrete financial information is available that is evaluated by the chief operating decision maker or decision making group to make decisions about how to allocate resources and assess performance. The group's chief operating decision maker is the Chief Executive Officer. To date, the group has viewed its operations as principally two segments:

                                                         Revenue    Gross margin
                                                          Stg'L'          Stg'L'
         Year ended September 30, 1999

         Systems                                       4,850,849       2,661,268
         Services                                      1,219,132       1,147,394
                                                       ---------       ---------

         Segments total                                6,069,981       3,808,662
                                                       =========       =========
         Year ended September 30, 1998
         Systems                                       1,338,223         721,129
         Services                                      1,076,058       1,028,888
                                                       ---------       ---------

         Segments total                                2,414,281       1,750,017
                                                       =========       =========


     The group does not report staff costs, indirect operating expenses, depreciation and amortisation, interest income (expenses), income taxes, capital expenditures or identifiable assets by industry segment. In the future, the group plans to identify all costs relating to each product line to further ascertain the profitability of each segment.

9.   GOVERNMENT GRANTS AND RELATED LOANS

     Under employment grant agreements between Portable Software Solutions (Manufacturing) Limited (the "company") and the Irish Development
     Authority (the "IDA"), the company has offset against related payroll expense amounts of Stg'L'9,864 and Stg'L'9,864 in the years ended September 30, 1998 and 1999, respectively. Under the terms of the agreements between the company and the IDA, these grants may be repaid to the IDA in certain circumstances, principally the failure to maintain the related jobs for a period of five years from the payment of the first instalment of the related employment grant. The company has complied with the terms of the grant agreements through September 30, 1999.

PORTABLE SOFTWARE SOLUTIONS - COMBINED

--------------------------------------------------------------------------------

NOTES TO THE COMBINED FINANCIAL STATEMENTS

SEPTEMBER 30, 1999 (CONTINUED)


9.   GOVERNMENT GRANTS AND RELATED LOANS (Continued)

     Under an agreement between Portable Software Solutions (Manufacturing) Limited (the "company") and Enterprise Ireland in the years ended
     September 30, 1998 and 1999, the company received Stg'L'49,876 and Stg'L'40,612, respectively, in the form of non-interest bearing loans which are repayable at rates linked to future revenues earned in the related markets. Under the terms of the agreement, the loan is repaid at a rate of 4.2% of project sales made in the United States of America by Portable Software Solutions Inc. in the period from July 1998 to June 2001 and is due for repayment commencing in July 1999 and ending in July 2002. If the repayments calculated as a percentage of sales are not sufficient to repay the loans in full, Enterprise Ireland may write-off the balance. The company has credited all such loan amounts to the balance sheet liability account "Government grants repayable and related loans" as the company believes such loans will be repaid in full.

10.  IMPACT OF THE YEAR 2000 (unaudited)

     The year 2000 issue is a result of computer programs being written using two digits rather than four to define the applicable year. Any of the company's computer programs that have time-sensitive software may recognise a date using "00" as the year 1900 rather than the year 2000. This situation could result in a system failure or miscalculations causing disruptions of operations, including, among other things, a temporary inability to process transactions, send invoices or engage in similar normal business activities.

     Based on preliminary assessment, the company believes that it will not be required to modify or replace significant portions of its software to function properly with respect to dates in the year 2000 or thereafter. The company presently believes that any potential modifications to existing software and conversions to new software will not pose significant operational problems for its computer systems. However, if such modifications and conversions are not made or are not completed on a timely basis, the year 2000 issue could have a material impact on the operations of the company.

     The company has initiated formal communications with all of its significant suppliers and large customers to determine the extent to which the company's interfaces are vulnerable to those third parties' failure to remediate their own year 2000 issues. There can be no guarantee that the systems of other companies on which the company's systems rely will be converted on a timely basis and would not have an adverse effect on the company's systems. The company has preliminarily determined it has no exposure to contingencies related to the year 2000 issue for the products and services it has sold.

                             VERTEX INDUSTRIES, INC.

                   PRO FORMA CONSOLIDATED FINANCIAL STATEMENT

                                   (UNAUDITED)


The accompanying unaudited pro forma consolidated balance sheet of the Company as of July 31, 1999, gives effect to the acquisitions of International Aktiengesellschaft Identcode-Systeme ("ICS") and Portable Software Solutions Limited, Portable Software Solutions (Maintenance) Limited and Trend Investments Limited, collectively Portable Software Solutions Group ("PSS") and the financing of such acquisitions, as if all such transactions had occurred on July 31, 1999.

The accompanying unaudited pro forma consolidated statement of operations of the Company for the year ended July 31, 1999 gives effect to the acquisitions of ICS and PSS and the financing thereof, as if all such transactions had occurred at the beginning of the fiscal year.

The pro forma consolidated financial statements are based upon certain assumptions and estimates, which are subject to change. These statements are not necessarily indicative of the actual results of operations that might have occurred, nor are they necessarily indicative of the expected results in the future. The pro forma consolidated financial statements should be read in conjunction with the Company's historical consolidated financial statements and the related notes.

VERTEX INDUSTRIES, INC.
PROFORMA CONSOLIDATED BALANCE SHEET (UNAUDITED)

ASSETS

                                                        Vertex                                                        Proforma
                                                    Industries, Inc.    PSS            ICS                            Combined
                                                        July 31,    September 30,  September 30,    Proforma           Vertex
                                                         1999           1999           1999        Adjustments    Industries, Inc.
                                                    --------------  ------------   ------------    -----------    ----------------
CURRENT ASSETS:
Cash and cash equivalents                             $ 1,353,650    $ 2,812,685    $ 199,912     $ 9,933,138  A
                                                                                                   (9,628,683) B
                                                                                                     (902,734) C
                                                                                                   (1,593,118) D
                                                                                                     (371,727) F    $ 1,803,123
Accounts receivable, less allowance for doubtful
   accounts                                               914,717      2,007,560    2,600,564                         5,522,841
Notes and other receivables, net                           64,044              -      264,665                           328,709
Inventories, net                                          295,457        126,835    2,564,565                         2,986,857
Investment securities                                     282,814              -            -                           282,814
Prepaid expenses and other current assets                  29,948        209,160       85,301                           324,409

                                                     ---------------------------------------------------------------------------
    Total current assets                                2,940,630      5,156,240    5,715,007      (2,563,124)       11,248,753
                                                     ---------------------------------------------------------------------------

PROPERTY, EQUIPMENT, AND CAPITAL LEASES
Property and Equipment                                  1,913,470        718,572      844,119       1,593,118  F
                                                                                                   (1,042,675) H      4,026,604
Capital Leases                                            141,757        659,521            -        (295,487) H        505,791
                                                     ---------------------------------------------------------------------------
   Total property, equipment and capital leases         2,055,227      1,378,093      844,119         254,956         4,532,395
                                                     ---------------------------------------------------------------------------

Less: Accumulated depreciation and amortization        (1,764,863)      (728,000)    (610,162)      1,338,162  H     (1,764,863)
                                                     ---------------------------------------------------------------------------
Net property, equipment and capital leases                290,364        650,093      233,957       1,593,118         2,767,532
                                                     ---------------------------------------------------------------------------


OTHER  ASSETS:
Goodwill                                                        -              -            -      14,822,574  E     14,822,574
Investment in partner companies                                 -              -       14,050                            14,050
Deferred tax asset                                        230,000              -            -                           230,000
Licensing cost, net of amoritzation                       118,680              -            -                           118,680
Other assets                                               97,519              -       95,469                           192,988

                                                     ---------------------------------------------------------------------------
   Total other assets                                     446,199              -      109,519      14,822,574        15,378,292
                                                     ---------------------------------------------------------------------------

   Total assets                                       $ 3,677,193    $ 5,806,333  $ 6,058,483     $13,852,568       $29,394,577
                                                     ===========================================================================



               (See notes to proforma consolidated financial statements)

VERTEX INDUSTRIES, INC.
PROFORMA CONSOLIDATED BALANCE SHEET

LIABILITIES AND STOCKHOLDERS' EQUITY

                                                        Vertex                                                        Proforma
                                                    Industries, Inc.    PSS            ICS                            Combined
                                                        July 31,    September 30,  September 30,    Proforma           Vertex
                                                         1999           1999           1999        Adjustments    Industries, Inc.
                                                    --------------  ------------   ------------    -----------    ----------------
CURRENT LIABILITIES:

Current portion of obligations under capital leases       $ 6,269      $ 158,859   $        -                         $ 165,128
Loan payable bank                                               -              -    2,589,863     $(1,593,118) D        996,745
Advances from customers                                         -              -      456,950                           456,950
Accounts payable                                          226,251        632,295    1,228,759                         2,087,305
Notes payable                                                   -              -            -       3,205,318  B      3,205,318
Liabilities due to shareholder                                  -              -      381,220                           381,220
Accrued expenses and other liabilities                    272,567        541,659    1,561,187         493,636  A
                                                                                                      321,700  C      3,190,749
Deferred revenue                                          300,774      2,151,163      150,036                         2,601,973
                                                     ---------------------------------------------------------------------------
  Total current liabilities                               805,861      3,483,976    6,368,015       2,427,536        13,085,388
                                                     ---------------------------------------------------------------------------

LONG-TERM LIABILITIES:
Obligations Under Capital Leases, net of current
  portion and other long term liabilities                   5,155        213,040            -                           218,195
Mortgage note payable                                           -              -            -       1,221,390  F      1,221,390
Other long term liabilities                                     -        148,925            -                           148,925
                                                     ---------------------------------------------------------------------------
  Total long-term liabilities                               5,155        361,965            -       1,221,390         1,588,510
                                                     ---------------------------------------------------------------------------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
Preferred Stock                                                 -              -            -                                 -
Common Stock                                               26,195         41,705    1,634,181      (1,675,886) G
                                                                                                       52,248  A
                                                                                                        6,035  B         84,478
Additional paid-in capital                              5,290,837        271,264    2,723,000      (2,994,264) G
                                                                                                    9,387,254  A
                                                                                                    2,408,965  B     17,087,056
Accumulated deficit                                    (2,665,059)     1,881,425   (4,689,249)      2,807,824  G     (2,665,059)
Accumulated other comprehensive income                    259,373       (234,002)      22,536         211,466  G        259,373
                                                     ---------------------------------------------------------------------------
                                                        2,911,346      1,960,392     (309,532)     10,203,642        14,765,848
                                                     ---------------------------------------------------------------------------
Less: Treasury Stock                                      (45,169)             -            -                           (45,169)
                                                     ---------------------------------------------------------------------------
   Total stockholders' equity                           2,866,177      1,960,392     (309,532)     10,203,642        14,720,679
                                                     ---------------------------------------------------------------------------

   Total liabilities and stockholders' equity         $ 3,677,193    $ 5,806,333  $ 6,058,483     $13,852,568       $29,394,577
                                                     ===========================================================================


               (See notes to proforma consolidated financial statements)

VERTEX INDUSTRIES, INC. AND SUBSIDIARIES
PROFORMA CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)

                                                        Vertex                                                        Proforma
                                                    Industries, Inc.    PSS            ICS                            Combined
                                                        July 31,    September 30,  September 30,    Proforma           Vertex
                                                         1999           1999           1999        Adjustments    Industries, Inc.
                                                    --------------  ------------   ------------    -----------    ----------------
OPERATING REVENUES                                    $ 7,219,431    $ 9,886,421    $ 19,280,863                     $ 36,386,715

OPERATING EXPENSES:
          Cost of sales                                 3,987,997      3,683,101      12,232,071                       19,903,169
          Selling and administrative                    1,700,705      5,107,271       7,632,715      (105,154) C      14,335,537
          Amortization of goodwill                                                                   1,482,257  A       1,482,257
          Research and development                        777,263              -               -                          777,263

                                                     -----------------------------------------------------------------------------
                     Total operating expenses           6,465,965      8,790,372      19,864,786     1,377,103         36,498,226
                                                     -----------------------------------------------------------------------------

                     Operating income                     753,466      1,096,049        (583,923)   (1,377,103)          (111,511)

OTHER INCOME (EXPENSE):
           Interest income                                 53,171         59,644           1,171                          113,986
           Interest expense                                (5,295)       (36,471)       (187,568)      (93,463) B        (322,797)
           Other                                                -              -               -                                -
                                                     -----------------------------------------------------------------------------
                                                           47,876         23,173        (186,397)      (93,463)          (208,811)
                                                     -----------------------------------------------------------------------------

                       Income before taxes                801,342      1,119,222        (770,320)   (1,470,566)          (320,322)
                                                     -----------------------------------------------------------------------------

                       Income tax provision               170,000        170,878           4,465                          345,343
                                                     -----------------------------------------------------------------------------

                       Net income                       $ 631,342      $ 948,344      $ (774,785)  $(1,470,566)        $ (665,665)
                                                     =============================================================================

INCOME PER SHARE OF COMMON STOCK:
           Basic                                        $    0.12                                                      $    (0.04)
           Fully Diluted                                $    0.11                                                      $    (0.04)


               (See notes to proforma consolidated financial statements)

                              VERTEX INDUSTRIES, INC.

               NOTES TO PROFORMA CONSOLIDATED FINANCIAL STATEMENTS

1.   Background

     Until the acquisitions of ICS and PSS on September 22, 1999 and September 27, 1999, the Company sold and distributed bar code scanners, printers, data collection terminals, software, automated card devices and precision weighing equipment to customers primarily within the United States. The Company has also provided systems integration for turnkey automated data collection solutions in real-time systems and warehouse management systems. In addition, through the Netweave license agreement, the Company has sold the Netweave middleware product. Through the acquisition of ICS and PSS, the Company is now also a provider of integrated high-end wireless data capture solutions to industrial users and handheld terminal solutions to mobile workers, substantially in Germany, the United Kingdom and Ireland.

2.   Historical financial statements

     The historical data in these pro forma consolidated financial statements are derived from the financial statements of the Company, ICS and PSS.
     The historical financial data presented in the proforma consolidated balance sheet represent the financial position of the Company as of July 31, 1999 and ICS and PSS as of September 30, 1999. The historical financial data presented for the year ended July 31, 1999 in the pro forma consolidated statement of operations represent the results of operations of
     (i) the Company for the year ended July 31, 1999 and for each of ICS and PSS for the year ended September 30, 1999.

3.   The acquisitions

     The aggregate consideration paid by the Company for ICS and PSS, including transactions costs, was approximately $16.5 million. Based on management's preliminary analysis, it is estimated that the carrying value of the assets and liabilities of ICS and PSS approximate their fair values.

     ICS purchase price (DM 9,000,000)                                $5,161,700
     PSS purchase price (Stg'L'6,250,000)                             10,087,300
     Transaction costs                                                 1,224,434
                                                                     -----------
                                                                      16,473,434
     ICS net liabilities acquired                                      (309,532)
     PSS net assets acquired                                           1,960,392
                                                                     -----------
     Purchase price in excess of net tangible assets acquired        $14,822,574
                                                                     ===========


4.   Pro forma adjustments

     Balance sheet adjustments:

     A) Record the investment by Edwardstone & Company and MidMark Capital, L.P., net of expenses, which was used to fund the acquisition of PSS and ICS.
     B)   Record the acquisition consideration.
     C)   Record acquisition expenses.
     D)   Record debt repayment.
     E) Record the excess of the purchase price over the estimated fair value of the net assets acquired.

     F) Record the acquisition of land and building from ICS' sole shareholder.
     G)   Record the elimination of the stockholder's equity of ICS and PSS.
     H) Eliminate accumulated depreciation and amortization relating to acquired property, equipment and capital leases.

     Statement of operations:

     A) Record the amortization of the excess of cost over the fair value of net assets acquired using an estimated useful life of 10 years.
     B) Record interest related to mortgage on building acquired and notes payable to former ICS shareholder net of interest savings on repayment of debt.
     C) Record reversal of operating lease expense for the building net of depreciation expense on the building acquired.

5.   Earnings per share

     Earnings per share is calculated by dividing the net income by the weighted average outstanding shares during the period. The weighted average shares outstanding during the period are calculated as follows:

                                                     Basic           Fully diluted
Average shares outstanding per Company's
July 31, 1999 financial statements                  5,191,579          5,910,688
Issued in connection with acquisitions              1,207,500          1,207,500
Issued to Edwardstone and MidMark Capital          10,449,642         10,449,642
                                                --------------------------------
Pro forma average shares outstanding               16,848,721         17,567,830
                                                ================================

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                            VERTEX INDUSTRIES, INC.
                                                   Registrant



                                            /s/ Nicholas R.H. Toms
                                            ------------------------------
                                            Name: Nicholas R.H. Toms
                                            Title: Chief Executive Officer


December 6, 1999



                          STATEMENT OF DIFFERENCES
                          ------------------------

The British pound sterling sign shall be expressed as ................ 'L'